SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) September 3, 2004

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

Item 8.01.               Other Events

On September 3, 2004, the Registrant’s newly formed wholly-owned subsidiary, Jackson Racing, Inc. (“JRI”), agreed to acquire 90% of the LLC interests of Jackson Trotting Association, LLC (“Jackson Trotting”) from the owners of that entity subject to certain terms and conditions set forth in a Purchase Agreement executed on that date by such owners, JRI and the registrant. Jackson Trotting operates the Jackson Harness Raceway in Jackson, Michigan.

The consummation of the purchase of Jackson Trotting interests by JRI is subject to a number of conditions including, but not limited to, approval by the registrant’s board of directors, the registrant’s existing lender, and the Michigan Racing Commission. The agreement provides that the Seller of the interest shall have an option to repurchase 10% of the outstanding Jackson Trotting interests (based on the total outstanding interests on September 3, 2004) for nominal consideration in the event slot machines or video lottery gaming is authorized by Michigan law, and implemented at Jackson Trotting’s facility, and certain costs are repaid to JRI by Jackson Trotting as provided in the Purchase Agreement.

JRI agreed to purchase the Jackson Trotting interests upon the terms and subject to the conditions set forth in the Purchase Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Purchase Agreement also provides that upon consummation of the transaction the current President of Jackson Harness will enter into a five year employment agreement with that company.

The registrant hereby incorporates by reference its press release dated September 8, 2004 attached hereto as Exhibit 99.2.

Item 9.01                Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits:

Exhibit No.	Description

99.1	Purchase Agreement dated September 3, 2004 [exhibits and schedules omitted]
99.2	Press Release dated September 8, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr., Chief
Financial Officer

Date: September 8, 2004